AMENDMENT TO THE FUND ADMINISTRATION AND

ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT to the Fund Administration and Accounting Services Agreement (this “Amendment”) is entered into as of April 1, 2024 and between CROSSMARK GLOBAL INVESTMENTS (“Crossmark”), a Delaware corporation, on behalf of itself, STEWARD FUNDS, INC. (the “Fund”), a Maryland corporation, and THE NORTHERN TRUST COMPANY (the “Northern”), an Illinois corporation.

WHEREAS, Northern provides certain services to the Fund pursuant to the Fund Administration and Accounting Services Agreement, dated as of March 1, 2019 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Agreement”); and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Fund and Northern wish to make certain amendments to the Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2. AMENDMENTS.

(a)	As of the date of this Amendment, Schedule A (Fees, Expenses and Portfolios) of the Agreement shall be amended by inserting the following new item D at the end of such Schedule.

D. In addition to the fees set forth in the attached Annex 1 to this Schedule A, the Fund shall pay Northern the following fees in connection with providing Tailored Shareholder Report (TSR) Reporting and Filing services:

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(b)

Effective as of the date of this Amendment, Schedule B (Fund Sub-Administration Services Description) of the Agreement shall be amended by inserting the following new bullet point at the end of such Schedule under the section titled “Description of Sub-Administration Services on a Continuous Basis”.

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In connection with the preparation of the Form N-CSR, prepare and coordinate filing with the SEC of the semi-annual and annual Tailored Shareholder Reports (TSRs) for each applicable share class, inclusive of the required tagging requirements, and facilitate delivery of the TSR output to client or client’s applicable vendor(s) as agreed with the Fund.

3. GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5. EFFECT OF AMENDMENT. All other terms and conditions set forth in the Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Agreement in the Agreement and all schedules thereto shall mean and be a reference to the Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

STEWARD FUNDS, INC.

By:	/s/ Jim Coppedge
Name:	Jim Coppedge
Title:	Executive Vice President

CROSSMARK GLOBAL INVESTMENTS, INC.

By:	/s/ Jim Coppedge
Name:	Jim Coppedge
Title:	General Counsel and CCO

THE NORTHERN TRUST COMPANY

By:	/s/ Bryan Rooney
Name:	Bryan Rooney
Title:	Vice President

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